Exhibit C

FORM OF

VOTING UNDERTAKING

Reference is made to Section 6.13 of the Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), among Collective Brands, Inc., a Delaware corporation (the “Company”), WBG—PSS Merger Sub Inc., a Delaware limited liability company (“Parent”), WBG—PSS Holdings LLC, a newly formed Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and, with respect to certain provisions therein, Wolverine World Wide, Inc., a Delaware corporation, which provides for, among other things, the merger of Merger Sub with and into the Company, on the terms and subject to the conditions set forth therein. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

As a condition to the willingness of the Company, Parent and Merger Sub to enter into the Merger Agreement and understanding that they intend to rely on the obligations herein, the undersigned, a stockholder of the Company and solely in its capacity as such (the “Undersigned”), hereby delivers to the Company, Parent and Merger Sub this Voting Undertaking (this “Undertaking”) and agrees as follows:

A. As of the date hereof, the Undersigned beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act) the Shares set forth beneath the Undersigned’s name on the signature page hereto (the “Subject Shares”). The Subject Shares are all of the Shares in which the Undersigned have beneficial ownership and voting rights.

B. The Undersigned hereby agrees to vote or cause to be voted the Subject Shares (including, for the avoidance of doubt, those Parent Shares beneficially owned by the Undersigned and disclosed to the Company pursuant to Section 5.2(i) of the Merger Agreement and under Section 5.2(i) of the Parent Disclosure Letter) beneficially owned by the Undersigned and any other Parent Shares which the Undersigned acquires from and after the date hereof and has the power to vote or cause to be voted (the “Additional Shares”) in favor of the adoption of the Merger Agreement at any meeting of stockholders of the Company at which the Merger Agreement shall be submitted for adoption and at all adjournments or postponements thereof (or, if applicable, by any action of stockholders of the Company by consent in lieu of a meeting) on the terms set forth in Section 6.13(a) of the Merger Agreement.

C. The Undersigned hereby irrevocably waives, to the full extent of the Law, and the Undersigned hereby agrees not to assert, any appraisal rights pursuant to Section 262 of the DGCL or assert any rights to dissent or otherwise in connection with the Merger with respect to any and all Subject Shares beneficially owned by the Undersigned and Additional Shares on the terms set forth in Section 6.13(c) of the Merger Agreement.

The obligations of the Undersigned under this Undertaking shall terminate and expire and be of no further force or effect automatically upon the first to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time and (iii) the adoption by holders of Shares constituting the Company Requisite Vote; provided, however, that the waiver in clause (C) above shall be irrevocable and shall survive any termination or expiration hereof.

Section 4 (other than clause 4(b)(ii)) and Sections 9 through 20 (other than Section 16(d)) of the Limited Guarantee of Blum Strategic Partners IV, L.P. are incorporated by reference into this Undertaking, mutatis mutandis, as if they had been fully set forth herein; provided that with respect to their incorporation into this Undertaking, references to “this Limited Guarantee” and “Guarantor” in the above-referenced sections of the Limited Guarantee shall be substituted with “this Undertaking” and “the Undersigned”, respectively.

{Signature page follows}

IN WITNESS WHEREOF, the Undersigned has executed and delivered this Undertaking as of the date first written above.

Undersigned Stockholder:

[STOCKHOLDER]

By:
Name:
Title:
Subject Shares: Shares

Agreed and acknowledged by:

COLLECTIVE BRANDS, INC.

By:
Name:
Title:

            , 2012

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